SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 13, 2012

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: ((323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, pursuant to a separation and release agreement, J. Patrick Kenny resigned his positions as the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, as well as his position serving on the Company’s board of directors.  Mr. Kenny’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 14, 2012, Federico Cabo was appointed to serve as the Company’s Chief Executive Officer and President.  Concurrently, Steven Dallas was appointed to serve as the Company’s interim Chief Financial Officer.

Federico G. Cabo joined our Board of Directors in June 2011. Mr. Cabo is an industry veteran with over thirty five years of experience as a brewer and master distiller. He is highly seasoned expert with experience in manufacturing, sales and marketing of beverages in the U.S. and International markets. Mr. Cabo has spent the last ten years developing and perfecting his company’s tequila distilling processes and expanding his distribution network.  Mr. Cabo’s background as an engineer is evident in his state-of-the-art, highly efficient distillery, which he designed to allow for modular growth accordance with the needs of the company up to three times present production capacity. Mr. Cabo has served as the Chief Executive Officer of Fabrica De Tequilas Finos S.A. de C.V. since 1981. Mr. Cabo has also served as the Chief Executive Officer of Cerveceria Mexicana, S. de R.L. de C.V since 2006. Mr. Cabo has also served as a director for Xact Aid, Inc. from 2004 to 2005.

Mr. Federico Cabo is the father of Mr. Richard Cabo, who serves on the Company’s board of directors.  Mr. Federico Cabo has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Steven Dallas joined our Board of Directors on October 13, 2011.  Mr. Dallas has over 30 years’ experience in mortgage operations, loan originations, loan administration and servicing.  He also has an extensive background in finance, capital and business operations.   Since 2009, Mr. Dallas has been the owner of the Dallas Finance Group, which focuses on the brokerage of high quality real estate and commercial transactions, real estate finance, commercial business finance, accounts receivable & inventory lending, equipment finance and leasing, real estate equity and mezzanine transactions.  Since 2007, Mr. Dallas has also served as a board member of the USAM Fund, which focuses on funding short term, low loan-to-value commercial real estate loans and building a strong, diversified, long-term investment portfolio for the benefit of founders and investors.  From 1994 until 2007, Mr. Dallas served as the president of DV Capital, Incorporated, a venture capital firm specializing in finance, real estate and entertainment related endeavors.

There is no family relationship between Mr. Dallas and any other executive officer or director of the Company. In addition, Mr. Cole has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 14, 2012

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Federico Cabo
Federico Cabo, President and CEO